Exhibit 10(mm)



                    ADMINISTRATORS FOR THE PROFESSIONS, INC.

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made and entered into as of January 1, 1999 by and between Administrators for the Professions, Inc., a New York corporation, with its principal place of business at 111 East Shore Road, Manhasset, NY 11030 ("Employer"),and Anthony Bonomo, an individual presently residing at___________________________________________ ("Employee").

                                   WITNESSETH:

         WHEREAS, Employer desires to retain the services of Employee as its Chief Executive Officer and President, and Employee desires to perform such services for Employer on the terms and conditions set forth herein;

         WHEREAS, Employee represents and Employer acknowledges that Employee is fully qualified, without the benefit of any further training or experience, to perform the responsibilities and duties, with commensurate authorities of the position of Chief Executive Officer and President of Employer; and

         WHEREAS, Employee agrees to devote Employee's full time and business effort, attention and energies to the diligent performance of Employee's duties hereunder.

         NOW, THEREFORE, Employer and Employee, intending to be legally bound, covenant and agree as follows:

         1.     Terms of Employment.

         (a) Term. Employee's employment hereunder shall be for a term of three (3) years beginning January 1, 1999, which term shall be extended for an additional year at the end of each calendar year upon Employer's Board of Directors (from time to time herein referred to as the "Board"), or a committee thereof, giving notice to Employee prior to the end of any calendar year that it wishes to extend this Employment Agreement for an additional year.

         (b) Voluntary Termination. In the event Employer does not give notice to Employee prior to the end of any calendar year that it wishes to extend this Employment Agreement as specified in subparagraph (a) above, Employee may voluntarily terminate Employee's employment under this Employment Agreement by giving at least ninety (90) days written notice to Employer. Following the effective date of such voluntary termination, Employee shall continue to receive Employee's annual salary, payable as immediately prior to termination, plus all benefits to which Employee is then entitled for the balance of the term of this Employment

Agreement. It is provided, however, that if Employee breaches or fails to fulfill Employee's obligations under or is in violation of Section 4(h), Section 7(g), or the fifth sentence of Section 1(c), such salary and benefits shall thereupon terminate.

         (c) Duties. The duties of Employee shall be as determined by the Board in accordance with this Employment Agreement and the By-Laws of Employer in effect from time to time. Employee may not be reassigned to an inferior position, given a change in classification or reclassified, or transferred, nor shall Employee's responsibilities, duties, authority or title change during the term of this Employment Agreement, except as provided in subparagraph 1(b) above. Without limiting the generality of the foregoing, Employee shall report to and advise the Board regarding the management and operation of Employer's business. In addition, Employee shall serve as one of Employer's nominated, appointed, and designated representatives (a "Designated Representative") on the Board of Governors of Physicians Reciprocal Insurers ("PRI"), the insurer for which Employer serves as attorney-in-fact, for so long as Employer so desires. If Employer notifies Employee that it or they no longer desire Employee to serve as a Designated Representative, Employee shall immediately resign and vacate such position. Failure of Employee to immediately resign and vacate the position of Designated Representative shall entitle Employer to terminate this Employment Agreement and, notwithstanding any other provision to the contrary in this Employment Agreement, upon such termination, Employee shall not be entitled to any salary or benefits for the remainder of the then current term of this Employment Agreement or for any period thereafter. Employee agrees to devote Employee's full time business efforts, attention and energies to the diligent performance of Employee's duties hereunder and will not, during the term hereof, accept employment, full or part-time, from any other person, firm, corporation, governmental agency or other entity that, in the reasonable opinion of the Board, would conflict with or detract from Employee's capable performance of such duties; provided, however, Employee may devote reasonable amounts of time to activities of a public service, civic, or not-for-profit nature.

         2. Compensation and Expenses. Employer shall pay or provide and Employee shall accept as full consideration for the services to be rendered hereunder, and as a reimbursement or provision for expenses incurred by Employee the following:

         (a) Salary. An annual salary of $400,000 payable in fifty-two (52) equal weekly payments during each year of this Employment Agreement. Employee's minimum total compensation, which in no event may be reduced in whole or in part, shall be the annual salary at the rate of compensation received by Employee for any given period of time or at the time of Employee's termination.

         (b) Reviews. Annual performance reviews will determine annual salary increases to which Employee becomes entitled, effective January 1, 2000, based upon Employer's then current Compensation Program.

         (c) Performance Bonus. If the Chief Executive Officer (the "FPIC CEO") of Florida Physicians Insurance Company, Inc. ("FPIC") earns incentive compensation for any year during the term of this Agreement beginning in 1999 based upon the performance of FPIC Insurance Group, Inc. ("FIG") for such year pursuant to the then current Executive Incentive Compensation Program applicable to the FPIC CEO, then Employee shall receive incentive compensation comparable to, and in no case less than, that paid to the FPIC CEO based upon FIG's performance for such year and shall have the opportunity to receive additional incentive compensation based upon Employee's performance pursuant to an incentive plan comparable to that presently available to the FPIC CEO, subject to adjustment in the event of across-the-board increases or decreases in bonus levels as determined by FIG's board of directors.

         (d) Discretionary Additional Compensation. Any additional compensation payable by resolution of the Board of Directors of Employer, and approved by FIG, for Employee's outstanding performance.

         (e) Benefits. Such benefits as may be made available from time to time to senior management employees of FIG, but at no time, less than: (i) a personal company automobile (BMW 740 or equivalent) including all the costs of operating, maintaining, insuring, and licensing the automobile, (ii) initiation fees, dues, assessments and other expenses of membership in appropriate clubs or organizations of Employee's choice, as reasonably approved by the Board or an appropriate committee thereof, it being understood that the Cherry Valley Country Club of which Employee is a member as of the date of this Employment Agreement shall be deemed approved by the Board or by such committee, and (iii) those benefits provided pursuant to a Supplemental Executive Retirement Plan (the "Bonomo SERP") created by Employer for the benefit of Employee, which Bonomo SERP will provide to Employee retirement benefits as necessary so that the aggregate level of retirement benefits (taking into account such factors as years of service) provided by Employer to Employee is comparable to the level of retirement benefits received by the current FPIC CEO.

         (f) Signing Bonus. In consideration of and as a material inducement to Employee's execution and delivery of this Employment Agreement and his agreements hereunder, including, but not limited to, his agreements set forth in Sections 4(h) and 7(g), Employer shall pay to Employee at the Closing of FIG's acquisition of all of the outstanding capital stock of Employer (the "AFP Acquisition") $500,000 (the "Signing Bonus"). Notwithstanding anything to the contrary in this Employment Agreement, in the event of a breach of this Agreement by Employee, Employer's remedies for such breach shall not include requiring Employee to return to Employer the Signing Bonus.

         (g) Special Performance Incentive. Employee shall have the opportunity to earn a special performance incentive (the "Special Performance Incentive") of up to $3,000,000, subject to adjustment as provided herein. Payment of any Special Performance Incentive or any Remainder Incentive, as hereinafter defined, to Employee shall be made 50% in cash and 50% in shares of FIG common stock, par value $.10 per share ("FIG Common Stock").

                (i) Incentive Related to Conversion and Acquisition of PRI. Thirty (30) business days following (x) the conversion in accordance with applicable New York law of PRI from a reciprocal to a stock insurer (the "Conversion") and (y) the acquisition by FIG, Employer, or an affiliate thereof of more than 50% (the actual percentage acquired being hereinafter referred to as the "Acquisition Percentage") of the outstanding stock of such stock insurer (the "Acquisition"), Employer shall pay to Employee the Special Performance Incentive, subject to adjustment as provided below. For purposes of subparagraphs (A) and (B) below, the "Target Price" shall mean the Acquisition Percentage multiplied by 115% of the total amount contained on the date of the Conversion in the Subscribers' accounts established and maintained pursuant to and in accordance with New York Insurance Law ss.6112 or any successor provision and in accordance with the Subscribers Agreement as in effect on the date hereof.

                        (A) If the Acquisition is completed at or below the Target Price, the total amount of the Special Performance Incentive that Employee shall be eligible to receive shall be $3,000,000.

                        (B) If, however, the Acquisition is completed at a price above the Target Price (an "Excess Price"), then the amount of the Special Performance Incentive that Employee shall be eligible to receive shall be reduced by the percentage obtained by subtracting the Target Price from the Excess Price and dividing the result by the Target Price.

                        (C) If the Acquisition Percentage is greater than or equal to 70%, then the Special Performance Incentive shall be as provided in subparagraphs (A) and (B) above;

                        (D) If the Acquisition Percentage is greater than 50% but less than 70%, then the Special Performance Incentive shall be as provided in subparagraphs (A) and (B) above, but shall be reduced by multiplying the amount of the Special Performance Incentive determined as provided in subparagraphs (A) and (B) by the Acquisition Percentage (the "Partial Incentive");

                (ii) Incentive Related to Performance Goals. In the event FIG undertakes but is unsuccessful in the completion of the Conversion or the Acquisition, or if FIG notifies Employee that FIG has determined to not seek the Conversion and the Acquisition, or if the Acquisition Percentage is less than 70% (each, a "Noncompletion Event"), then Employee shall be eligible to receive the difference between the Special Performance Incentive determined in accordance with subparagraphs (A) and (B) above and the Partial Incentive, if any, earned by Employee (the "Remainder Incentive") only if Employee has accomplished each of the following performance goals established in subparagraphs (1) through (4) below (collectively, the "Performance Goals" on or before eighteen months after the occurrence of a Noncompletion Event:

                        (1) Either (i) the ratio of the number of employees of Employer per medical malpractice insured of PRI is less than or equal to the ratio of the number of employees of FPIC per medical malpractice insured of FPIC, or (ii) the total salary expense of AFP, including claim chargebacks, is less than or equal to that of FPIC, on a percent of premium basis;

                        (2) Employee, Employer, and FIG jointly have developed, designed, organized, and implemented a reinsurance program approved by FIG, in FIG's reasonable discretion, and available generally to FIG and all entities that are subsidiaries or affiliates of FIG (collectively, the "FIG Group") and available to PRI;

                        (3) Employee has organized, developed a business plan and operating parameters for, staffed, obtained appropriate licenses for, and accumulated a mutually agreed amount of managed assets in, an investment management entity approved by FIG, in FIG's reasonable discretion, to manage investment portfolio assets for the FIG Group and PRI; and

                        (4) Employee has organized, developed a business plan and operating parameters for, staffed, and obtained appropriate licenses for, a reinsurance brokerage business approved by FIG, in FIG's reasonable discretion, to broker reinsurance for the FIG Group and PRI.

Employer shall cause the FIG Group to use all commercially reasonable efforts to assist in accomplishing the Performance Goals.


The number of shares of FIG Common Stock comprising the stock portion of any Special Performance Incentive or Partial Incentive to be paid to Employee following the Conversion and Acquisition shall be determined by dividing 50% of the amount of such Special Performance Incentive or Partial Incentive, as the case may be, by the average (weighted to reflect daily trading volume) of the daily closing prices per share of FIG Common Stock on the NASDAQ National Market (or, if the FIG Common Stock is then traded on a national securities exchange rather than through the NASDAQ National Market, on such national securities exchange) as reported in the Southeast edition of the Wall Street Journal for the first twenty (20) business days preceding the public announcement of a definitive agreement concerning the Conversion and the Acquisition.

In the event Employee has timely met the Performance Goals (the date thereof being hereinafter referred to as the "Achievement Date"), then any Special Performance Incentive or Remainder Incentive payable to Employee shall be paid to Employee thirty (30) days following the Achievement Date and the number of shares of FIG Common Stock payable as a portion of such Special Performance Incentive or Remainder Incentive shall be determined by dividing an amount equal to 50% of such Special Performance Incentive or Remainder Incentive by the average (weighted to reflect daily trading volume) of the daily closing prices per share of FIG Common Stock on the NASDAQ National Market (or, if the FIG Common Stock is then traded on a national securities exchange rather than through the NASDAQ National Market, on such national securities exchange) as reported in the Southeast edition of the Wall Street Journal for the first twenty (20) business days preceding the Achievement Date.


Notwithstanding the foregoing, no Special Performance Incentive or Partial Incentive shall be paid to Employee regardless of whether the Conversion and Acquisition ultimately are completed, if, prior to the completion of the Conversion, Employee has voluntarily terminated this Employment Agreement or has been dismissed for Cause following receipt of notice and an opportunity to appear before the Board as provided in Section 4(e), or Employee's employment has been terminated due to death or permanent disability.

Employee acknowledges that any FIG Common Stock received by Employee shall constitute unregistered securities and shall bear the following legend:

                   "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND

                   ANY APPLICABLE STATE SECURITIES ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         (h) Piggyback Registration. In the event that FIG, at any time after the AFP Acquisition, proposes to register any FIG Common Stock, any other of its equity securities or securities convertible into or exchangeable for its equity securities and registrable under the Securities Act of 1933 (collectively, including FIG Common Stock, "Other Securities") under the Securities Act of 1933 (the "Securities Act"), whether or not for sale for its own account, in a manner that would permit registration of registrable securities ("Registrable Securities") for sale for cash to the public under the Securities Act, it shall at each such time give prompt written notice to Employee. Subject to the terms and conditions hereof, such notice shall offer Employee the opportunity to include in such registration statement such number of Registrable Securities then owned by Employee as Employee requests. Upon the written request of Employee (which written request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof) made within 15 days after the receipt of FIG's notice, FIG shall use its commercially reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which FIG has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided, that:

                (i) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, FIG shall determine for any reason not to register the Other Securities, FIG may, at its election, give written notice of such determination to Employee and thereupon FIG shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities;

                (ii) if the registration referred to in the first sentence of this Section 2(iii) is to be an underwritten registration on behalf of FIG, and a nationally recognized investment banking firm selected by FIG advises FIG in writing that, in such firm's good faith view, the inclusion of all or a part of such Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities then contemplated, FIG shall include in such registration: (i) first, all Other Securities FIG proposes to sell for its own account ("Company Securities"), (ii) second, up to the full number of Registrable Securities held by other holders and are requested to be included in such registration (Registrable Securities that are so held being sometimes referred to herein as "Holder Securities") in excess of the number of Company Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be sold without adversely affecting such offering and the sale of the Other Securities then contemplated (and if such number is less than the full number of such Holder Securities, such number shall be allocated by FIG among such holders pro rata);

                (iii) FIG shall not be required to effect any registration of Registrable Securities under this Section 2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans.

                (iv) All underwriting discounts and selling commissions applicable to the sale of Registrable Securities shall be borne by the holders of the Holder Securities so registered pro rata on the basis of the number of their shares sold, and all fees and disbursements of counsel for each holder shall be paid by such holder. All other expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by FIG.

         3. Expenses. Employer agrees to reimburse Employee for ordinary and necessary expenses incurred by Employee in performing services for Employer pursuant to the terms of this Employment Agreement, in accordance with established corporate policies.

         4. Termination. Unless the employment of Employee previously has been terminated pursuant to subparagraph 1(b), this Employment Agreement may be terminated in the manner set forth in subparagraphs (a) through (f) below.

         (a) Voluntary Termination by Employee. Employee may terminate this Employment Agreement at any time by giving at least ninety (90) days written notice to Employer, with no further obligation on Employer's part after the effective date of such termination. It is agreed that should Employee voluntarily terminate Employee's employment prior to the end of the term of this Employment Agreement, Employee shall forfeit all rights to compensation and all benefits based upon compensation occurring after the effective date of such termination.

         (b) Voluntary Termination by Employer. Employer may terminate this Employment Agreement at any time for any reason sufficient to it, by act of its Board. Such termination shall be immediately effective. Following such voluntary termination, Employee shall continue to receive Employee's annual salary, payable immediately prior to termination; together with any benefits accrued to the date of termination, plus all benefits to which Employee is then entitled, for the balance of the then current term of this Employment Agreement. It is provided, however, that if Employee breaches or fails to fulfill Employee's obligations under or is in violation of Section 4(h), Section 7(g), or the fifth sentence of Section 1(c), such salary and benefits shall thereupon terminate.

         (c) Permanent Disability of Employee. If Employee has been, for substantially all the normal working days during five (5) consecutive months, unable to perform Employee's responsibilities and duties and to exercise Employee's authorities in a satisfactory manner due to mental or physical disability, then Employee may be deemed "permanently disabled," and Employee's employment may be terminated at the election of the Board. Any determination of permanent disability made by Employer shall be final and conclusive. In the event that Employer deems Employee "permanently disabled," Employee shall be entitled to receive the unpaid balance of Employee's annual salary, together with other accrued benefits to the date of the determination of being permanently disabled, payable as immediately prior to termination for the remaining then current term of this Employment Agreement, less any amount received by Employee under any Employer or Employer affiliate-provided long term disability coverage and/or program. It is provided, however, that if Employee breaches or fails to fulfill Employee's obligations under or is in violation of
Section 4(h), Section 7(g), or the fifth sentence of Section 1(c), such salary and benefits shall thereupon terminate.

         (d) Death of Employee. This Employment Agreement shall terminate on the date of Employee's death, and Employer shall pay, in a lump sum, to the estate or personal representative of Employee the unpaid balance of Employee's annual salary, together with other accrued benefits, to the end of the year of death.

         (e) Termination for Cause. The Board may terminate this Agreement for cause, but only after a written notice specifying the cause has been submitted to Employee. Employee shall be granted a reasonable opportunity to respond to the notice, in writing, and in an appearance before the Board. A determination by the Board to terminate this Agreement for cause may be made at a meeting of the Board at which a quorum is present and by a vote of at least a majority of the entire then current membership of the Board. If Employer terminates this Employment Agreement for cause under this subparagraph, Employer shall not be obligated to make any further payments under this Employment Agreement other than amounts accrued at the time of such termination. "Cause" for the purposes of this Agreement consists of the following:

                (i) Employee's conviction of or plea of nolo contendere to a dishonest act materially affecting Employer or fraud, misappropriation, or embezzlement affecting Employer;

                (ii) Employee's conviction of or plea of nolo contendere to any felony under state or federal law; or

                (iii) the failure or refusal of Employee to comply with any reasonable material lawful policy, directive or instruction of the Board, consistent with subparagraph l(c) hereof.

         (f) Constructive Discharge. Employee may terminate this Employment Agreement in the event of Constructive Discharge by providing written notice to Employer within three months after the occurrence of such event, specifying the event relied upon for a Constructive Discharge. "Constructive Discharge" shall mean any (i) material change by Employer of Employee's position, functions, or duties to an inferior position, functions, or duties from that in effect on the date of this Agreement, (ii) assignment, reassignment, or relocation by Employer of Employee without Employee's consent to another place of employment that is not on Long Island, New York or is more than 50 miles from Employee's current place of employment, [(iii) liquidation, dissolution, consolidation or merger of Employer, or transfer of all or substantially all of its assets, other than a transaction or series of transactions in which the resulting or surviving transferee entity has, in the aggregate, a net worth at least equal to that of Employer immediately before such transaction and expressly assumes this Agreement and all obligations and undertakings of Employer hereunder,] or (iv) reduction in Employee's base salary or target bonus opportunity (if greater than the target bonus opportunity, the average of the annual bonuses paid to Employee in the three calendar years prior to the calendar year of the Constructive Discharge). Following termination of Employee's employment in the event of a Constructive Discharge, Employee shall continue to receive Employee's annual salary, payable as immediately prior to termination, plus all benefits to which Employee is then entitled, for the balance of this Employment Agreement. It is provided, however, that if Employee breaches or fails to fulfill Employee's obligations under or is in violation of Section 4(h), Section 7(g), or the fifth sentence of Section 1(c) of this Agreement, such salary and benefits shall thereupon terminate. Employer and Employee, upon mutual agreement, may waive any of the foregoing provisions that would otherwise constitute a Constructive Discharge. Within ten days of receiving such written notice from Employee, Employer may cure the event that constitutes a Constructive Discharge.

         (g) Return of Property. Upon any termination of this Agreement, Employee shall immediately turn over to Employer all of Employer's property, both tangible and intangible. To the extent that such Employer's property shall constitute a benefit to Employee under this Agreement, Employee shall receive from Employer the value of that benefit for the remaining term of this Agreement.

         (h) Covenants. Employer and Employee acknowledge, covenant and agree as follows:

                (i) Wrongful Inducement. Any attempt on the part of Employee to induce others to leave Employer's employ, or any efforts by Employee to interfere with Employer's relationships with other employees, or to interfere with Employer's relationship with PRI, would be harmful and damaging to Employer. Employee expressly agrees that during the term of this Employment Agreement and for any period of time during which Employer is paying to Employee salary and other benefits provided for in this Employment Agreement and for a period of two (2) years thereafter, Employee will not, in any manner, directly or indirectly, or through any means: (A) induce or attempt to induce any employee of Employer or an affiliate thereof to terminate his or her employment;
(B) interfere with or disrupt Employer's or any affiliate's relationship with any of their employees; or (C) solicit, entice, take away or employ any person employed by Employer or any affiliate.

                (ii) Restrictive Covenants. Employee expressly agrees that during the term of this Employment Agreement and for any period of time during which Employer is paying to Employee salary and other benefits provided for in this Employment Agreement and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, own, operate, manage, have a proprietary interest of any kind in, extend financial assistance to, solicit, encourage or handle patronage for, be employed by or serve as a consultant, officer, director, employee, or in any other capacity for any person, corporation, company, partnership or other entity engaged in the medical professional liability insurance business or the business of providing management or other insurance services to medical professional liability insurers in or operating within the State of New York, except that Employee may own two percent (2%) of the outstanding stock in a publicly held corporation engaged in such a business provided that such stock does not in any way represent any form of compensation for any services rendered by Employee to such publicly held corporation.

                (iii) Designated Representative. Upon any termination of this Agreement, regardless of the reason for termination, Employee shall resign and be deemed to have resigned as Employer's Designated Representative on the Board of Governors of PRI.

                (iv) Confidentiality. Employee agrees not to, without prior written consent of Employer, divulge to others, or use, for Employee's own benefit or for the benefit of others, any intellectual property, trade secrets or confidential or proprietary information or data of Employer, PRI or their affiliates, including without limitation, the contents of advertising, customer lists, information regarding customers or their customers, programming methods, business plans, strategies, financial statements, copyrights, correspondence or other records of Employer, PRI or their affiliates. The restrictions of this Section shall not apply to information relating to the business or interests of Employer, PRI, or their affiliates that is, or shall lawfully and rightfully become, public knowledge and in the public domain through no fault or wrongful act of Employee; nor shall the restrictions of this Section 4(h)(iv) apply to information that is
(i) disclosed by Employee after obtaining prior written consent of Employer, or
(ii) is required or ordered to be divulged by a court of competent jurisdiction or an administrative agency having lawful authority to require disclosure of Employer's knowledge of such information. If Employee is requested or required to disclose any such information, Employee will provide Employer with written notice thereof so that Employee may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4(h)(iv).

                (v) Remedy. Employee acknowledges that Employee will be conversant with Employer's, PRI's, and their affiliates' affairs, operations, trade secrets, customers, customers' customers and other proprietary information data; that Employee's compliance with the provisions of this Section (h) is necessary to protect the goodwill and other proprietary rights of Employer; and that Employee's failure to comply with the provisions of this Section (h) will result in irreparable and continuing damage to Employer, PRI, and their respective affiliates for which there will be no adequate remedy at law. If Employee shall fail to comply with the provision of this Section (h), Employer (and its respective successors and assigns) shall be entitled to injunctive relief and to such other and further relief as may be proper and necessary to ensure such compliance. Employee further acknowledges that the restrictions, prohibitions and other provisions of this Section are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of Employer, and its affiliates, and are a material inducement to Employer to enter into the transactions herein contemplated. Employee covenants that he will not challenge the enforceability of this Section
(h) or any provision hereof nor will he raise any equitable defenses to such enforcement. In the event that any restriction contained in this Section (h) shall be held to be too broad in scope or too long in duration to allow enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that such scope or duration may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                (vi) Mitigation. In no event shall Employee be obligated to seek other employment or to take other action by way of mitigation of the amounts payable to Employee under any of the provisions of this Agreement and if Employee obtains other employment, provided that such employment is not in violation of the restrictive covenants of Section 4(h)(ii) or in violation of
Section 7(g), no compensation or other payments received by Employee in connection with such other employment shall mitigate the amounts payable to Employee under this Agreement.

         5.     Employment Security.

         (a) Uncontrollable Event. If Employer suffers from any natural or manmade disaster, work stoppage, civil disobedience, act of war, or any other emergency condition beyond Employee's control the term of this Employment Agreement shall remain in full force and effect as if such event had not taken place.



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

         (b) Corporate Reorganization. In the event of the merger, consolida-tion or acquisition of Employer with or by any other corporation, corporations or other business entities, the sale of Employer or a major portion of its assets, or of its business or good will or any other corporate reorganization involving Employer, this Employment Agreement shall be assigned and transferred to the successor in interest as an asset of Employer and the assignee shall assume Employer's obligations hereunder, and Employee agrees to continue to perform Employee's duties and obligations hereunder. Failure to assign this Employment Agreement prior to any of the events set forth in this subparagraph 5(b) will obligate Employer to fulfill the terms and conditions hereof prior to consummating the applicable event.

         6. Arbitration. In the case of any dispute or disagreement arising out of or connected with this Agreement, the parties hereby agree to submit such disputes or disagreements to the American Arbitration Association within ninety
(90) days of such dispute or disagreement for resolution by a panel of three arbitrators designated by the American Arbitration Association, sitting in Jacksonville, Florida. The panel of arbitrators shall be instructed to render their decision within one hundred twenty (120) days of the initial submission of the dispute or disagreement to them. Any decision or award by such arbitration panel shall be final and binding, and except in a case of gross fraud or misconduct by one or more of the arbitrators, the decision or award rendered with respect to such dispute or disagreement shall not be appealable.


         7.     Miscellaneous.

         (a) All notices and other communications hereunder shall be in writing and shall be delivered personally, telegraphed, telexed (with appropriate answerback received), sent by facsimile transmission (with immediate confirmation by telephone conference with the recipient party thereafter), or sent by registered, certified or express mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, marked for overnight delivery. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed (provided the correct answerback is received), or sent by facsimile transmission (provided confirmation is received immediately thereafter); or if mailed, three (3) business days after the date of deposit in the mails; or if sent by overnight courier, one (1) business day after the date of delivery to the courier service marked for overnight delivery; in each case addressed as follows:

                           FPIC Insurance Group, Inc.
                           1000 Riverside Avenue, Suite 800
                           Jacksonville, FL  32204
                           Attention:  Robert B. Finch
                           Telephone:  904/350-1016
                           Facsimile:  904/350-1049
                           with a copy to:

                           John R. Byers, Esq.
                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           50 North Laura Street, Suite 2800
                           Jacksonville, FL  32202-3650
                           Telephone:  904/354-8000
                           Facsimile:  904/353-1673

                           and

                           Anthony Bonomo
                           816 Forte Boulevard
                           Franklin Square, NY  11010
                           Telephone: 516/538-8320
                           Facsimile:  516/564-8682

                           with a copy to:

                           Eric M. Mencher, Esq.
                           Horowitz, Mencher, Klosowski & Nestler, P.C.
                           595 Stewart Avenue
                           Suite 710
                           Garden City, NY  11530
                           Telephone: 516/222-2345
                           Facsimile: 516/222-2665

         (b) Employer hereby agrees that no request, demand or requirement shall be made to or of Employee that would violate any federal or state law or regulations.

         (c) Should any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affect any provision of this Employment Agreement, the provision so affected shall be automatically conformed to the law or determination; otherwise, this Employment Agreement shall continue in full force and effect.

         (d) This Employment Agreement is made and entered into in the State of New York and its validity and interpretation, and the performance by the parties hereto of their respective duties and obligations hereunder, shall be governed by the laws of the State of New York and of the United States of America, without regard to any conflicts of interest laws that would call for the application of the laws of any other jurisdiction.

         (e) This Employment Agreement may be amended only by an instrument in writing executed by the parties hereto.

         (f) The headings of the various sections of this Employment Agreement are inserted for the convenience of the parties and shall not affect the meaning, construction, or interpretation of this Employment Agreement. They are not intended to modify or explain, or to be a full or accurate description of the contents thereof.

         (g) Employee acknowledges that the relationships of Employer with PRI and with the insureds of PRI are unique, key assets of Employer and of fundamental and material importance to Employer in determining to execute and deliver this Agreement. Therefore, Employee acknowledges and agrees that he shall not at any time or in any manner induce or attempt to induce PRI to terminate its relationship or contractual agreements with Employer. Notwithstanding any other provisions of this Agreement, the provisions of this
Section 7(g) shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and date first set forth above.

Anthony Bonomo                          Administrators for the Professions, Inc.


_______________________                 By______________________________________
                                             Its _____ President

___________________________________     ________________________________________
Attest                                  Attest


                                    GUARANTY
                                    --------

         FPIC Insurance Group, Inc., by its execution hereof, hereby guarantees the performance by Administrators for the Professions, Inc. of its obligations to Anthony Bonomo under the foregoing Employment Agreement.

                                        FPIC Insurance Group, Inc.


                                        By:_______________________________
                                                Its _____ President

                        EXTENSION OF EMPLOYMENT AGREEMENT
                        ---------------------------------



         Anthony J. Bonomo ("Employee") and Administrators for the Professions, Inc. ("Employer") are parties to an Employment Agreement dated as of January 1, 1999 (the "Employment Agreement"). The Employment Agreement provides for a three-year term of employment by Employee and further provides that the term of Employee's employment thereunder may be extended for additional one-year terms prior to the end of each calendar year. The term of Employee's employment under the Employment Agreement currently continues through December 31, 2003.

         Pursuant to Section 1(a) of the Employment Agreement, Employer, acting through its Board of Directors, hereby notifies Employee that the term of Employee's employment under the Employment Agreement has been extended for one additional year, and, therefore, the term of Employee's employment under the Employment Agreement shall continue through December 31, 2004. Furthermore, Employer hereby notifies Employee that Employee's annual salary provided for in
Section 2(a) of the Employment Agreement shall be $473,900 for 2002.

         IN WITNESS WHEREOF, this Extension of Employment Agreement has been executed this 21st day of December 2001.



Accepted:                               ADMINISTRATORS FOR THE
                                        PROFESSIONS, INC.


______________________________          By______________________________________
Anthony J. Bonomo                               John R. Byers
                                                Board Member



Attest:                                 Attest:


______________________________          ________________________________________